UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Quantum Fuel Systems

Technologies Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Notice of Annual Meeting of Stockholders

To Be Held on September 23, 2004

Quantum Fuel Systems Technologies Worldwide, Inc. will hold its Annual Meeting of Stockholders at the Hyatt Hotel, located at 17900 Jamboree Boulevard, Irvine, California, on Thursday, September 23, 2004, at 1:30 p.m. local time.

We are holding this meeting for the following purposes as more fully described in the proxy statement accompanying this notice:

•	To elect two Class III directors to our board of directors to serve for a period of three years or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending April 30, 2005; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on August 18, 2004, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting for any purpose germane to the Annual Meeting, at our offices at 17872 Cartwright Road, Irvine, California, 92614 for a period of ten days prior to the Annual Meeting.

A copy of our Annual Report for the fiscal year ended April 30, 2004, is included with this mailing. The vote of each stockholder is important. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the enclosed proxy card or vote via the Internet or the toll-free telephone number as instructed on your proxy card so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. You may revoke your proxy at any time. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person if you wish.

By Order of the Board of Directors,

Cathryn T. Johnston Secretary

Irvine, California

August 25, 2004

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 Cartwright Road,

Irvine, California 92614

PROXY STATEMENT

Annual Meeting of Stockholders

To be held September 23, 2004

INFORMATION REGARDING PROXIES

This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the board of directors of Quantum Fuel Systems Technologies Worldwide, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, September 23, 2004, at 1:30 p.m., local time, at the Hyatt Hotel, located at 17900 Jamboree Boulevard, Irvine, California, and at any adjournment thereof.

These proxy materials are being mailed to stockholders commencing on or about August 25, 2004. Expenses of solicitation of proxies will be paid by us. Solicitation will be by mail. We will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

If the enclosed proxy is properly executed and returned or if the stockholder executes their proxy via the internet or the toll-free number provided on the proxy card, it will be voted in accordance with the instructions specified thereon. Any proxy in which no direction is specified will be voted in favor of the election of all of the nominees named in this proxy statement and in favor of Proposal 2, as applicable. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. Execution of the proxy will not in any way affect a stockholder’s right to attend the Annual Meeting or prevent voting in person. A proxy may be revoked at any time by (i) delivering written notice of revocation to our corporate secretary before it is voted; (ii) filing with us a duly executed proxy bearing a later date prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person.

Only stockholders of record at the close of business on August 18, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of shares of a majority of the voting power of the outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), we believe that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Broker “non-votes” are included in determining the number of shares voted on for the proposal to ratify the selection of Ernst & Young LLP as our independent auditors and will have the same effect as a vote against such proposal. However, broker non-votes will not be counted for the other proposals submitted to stockholders. Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors.

PROPOSAL I

ELECTION OF DIRECTORS

Our board of directors is currently comprised of five members. In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the terms of office of our board of directors is divided into three classes as nearly equal in size as possible with staggered three-year terms: Class I, whose term will expire at the Annual Meeting of stockholders in 2005, Class II, whose term will expire at the Annual Meeting of stockholders in 2006, and Class III, whose term will expire at the Annual Meeting of stockholders on September 23, 2004. Our Class I director is Brian A. Runkel, our Class II directors are G. Scott Samuelsen and Thomas J. Tyson, and our Class III directors are Alan P. Niedzwiecki and Dale L. Rasmussen.

Pursuant to our strategic alliance with General Motors Corporation (“General Motors”), we have agreed to appoint one individual nominated by General Motors to our board of directors. We also agreed that, during the term of our strategic alliance, we will continue to nominate one individual designated by General Motors to our proposed slate of directors to be presented to our stockholders as necessary for General Motors to retain one seat on our board of directors. During the term of our strategic alliance, General Motors will also be entitled to designate a non-voting “ex-officio” member of the board of directors. The non-voting observer has no authority to exercise the powers of a director in the management of our company. As of the date of this Proxy Statement, General Motors has not presented a director nominee for stockholder vote. Pursuant to our agreement with General Motors, in October 2002 our board of directors approved the appointment of Wallace W. Creek as a board observer, with rights to receive notice of, and to attend, all meetings of the board of directors. On December 12, 2003, Mr. Creek resigned his position as General Motors’ board observer and General Motors has not presented a replacement.

At each annual meeting of stockholders, the successors to the directors whose terms will then expire are elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. The classification of our board of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company.

Voting Information

Although our board of directors anticipates that all of the nominees will be available to serve as directors, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by our board of directors.

A stockholder submitting a proxy may vote for all or any of the nominees for election to our board of directors or may withhold his or her vote from all or any of such nominees. Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the Annual Meeting, has no effect. In addition, although broker “non-votes” will be counted for purposes of attaining a quorum, they will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

Information About Directors and Nominees for Election

The names of the nominees and the other directors, the year in which each first became a director of our company, their age, principal occupation and certain other information are as follows:

Nominees for Election to Term Continuing Until the Annual Meeting in 2007

Alan P. Niedzwiecki, age 47, has served as our President and as one of our directors since February 2002, and was appointed as our Chief Executive Officer in August 2002. Mr. Niedzwiecki served as Chief Operating

Officer from November 2001 until he was appointed as Chief Executive Officer in August 2002. From October 1999 to November 2001, Mr. Niedzwiecki served as Executive Director of Sales and Marketing. From February 1990 to October 1999, Mr. Niedzwiecki was President of NGV Corporation, an engineering and marketing/commercialization consulting company. Mr. Niedzwiecki has more than 25 years of experience in the alternative fuels industry in product and technology development and commercialization relating to mobile, stationary power generation and refueling infrastructure solutions. Mr. Niedzwiecki is a graduate of Southern Alberta Institute of Technology.

Dale L. Rasmussen, age 54, has served as a member of our board of directors since October 2000, and was appointed as chairman of the board of directors in February 2002. Since April 1984, Mr. Rasmussen has held various positions at IMPCO Technologies, Inc. (“IMPCO”), our previous parent company, including his current position as Senior Vice President and Secretary since June 1989, as well as Vice President of Finance and Administration. Prior to joining IMPCO, Mr. Rasmussen was a commercial banker for 12 years at banks that were acquired by Key Bank and U.S. Bank. He received a B.A. in Business Administration and Economics from Western Washington University and is a graduate of the Pacific Coast Banking School.

The Board of Directors recommends a vote “FOR” election of these nominees.

Director Whose Term Continues Until the Annual Meeting in 2005

Brian A. Runkel, age 42, has served as one of our directors since July 2002. Since 1993, Mr. Runkel has served as President of Runkel Enterprises, an environmental consulting firm. Mr. Runkel also serves as Executive Director of the California Environmental Business Council, a non-profit trade and business association representing the California environmental technology and services industries. He received a B.A. in International Relations from George Washington University, and a J.D. from Harvard Law School.

Director Whose Term Continues Until the Annual Meeting in 2006

G. Scott Samuelsen, age 61, has served as one of our directors since July 2002. Since 1970, Dr. Samuelsen has been a professor of Mechanical and Aerospace Engineering at the University of California, Irvine, where he serves as the director of the National Fuel Cell Research Center and as the director of the Advanced Power and Energy Program. He also leads the Pacific Rim Consortium on Energy, Combustion, and the Environment and serves as co-Chair of the California Stationary Fuel Cell Collaborative. Dr. Samuelsen holds B.S., M.S., and Ph.D. degrees in Mechanical Engineering from the University of California, Berkeley.

Thomas J. Tyson, age 71, has served as one of our directors since July 2002. Dr. Tyson served as Chief Executive Officer of Energy & Environmental Research Corp., a developer of advanced technologies to control nitrogen oxide emissions, from 1980 until it was acquired by General Electric in 1999. From July 1999 to July 2004, he held various positions for GE Energy & Environmental Research Corp., including Chief Executive Officer, Director of Special Projects, and consultant. Dr. Tyson received a M.S. in Nuclear Engineering from the University of California, Berkeley and holds a B.S. in Mechanical Engineering and a Ph.D. in Aeronautical Engineering from the California Institute of Technology.

VOTING SECURITIES

The only class of stock entitled to vote at the Annual Meeting is our common stock. At the close of business on August 18, 2004, there were 30,695,089 shares of our common stock outstanding and entitled to vote at the Annual Meeting (not including shares issuable upon exercise of options). Holders of common stock are entitled to one vote per share. Shares of our Series B common stock are not entitled to vote at the Annual Meeting. As of August 18, 2004, there were 999,969 shares of our Series B common stock outstanding, all of which are held by General Motors.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information about the beneficial ownership of each class of our securities as of July 31, 2004. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of each class of our outstanding securities;

•	each of our directors;

•	each of the executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation”; and

•	all current directors and executive officers as a group.

We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under those rules, if a person held options or warrants to purchase shares of our common stock that were currently exercisable or exercisable within 60 days of July 31, 2004, those shares are included in that person’s reported holdings and in the calculation of the percentage of our common stock owned. Except as otherwise provided below, the percentage of beneficial ownership is based on 30,695,089 shares of common stock and does not reflect 999,969 shares of Series B common stock outstanding as of July 31, 2004. General Motors owns 100% of the outstanding shares of our Series B common stock, which shares will convert on a one-for-one basis into shares of our common stock in the event General Motors transfers such shares to a person that is not controlled by or under common control with General Motors. To our knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where we have shown otherwise in the footnotes or where community property laws affect ownership rights. Except where we show otherwise, the address of each of the persons in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, California 92614.

Name of Beneficial Owner	Shares	Percent
5% or Greater Stockholders:
General Motors Corporation (1)	3,513,439	11.4%
Wellington Management Company, LLP (2)	2,487,940	8.1%
Directors and Executive Officers:
Dale L. Rasmussen (3)	116,625	*
Brian A. Runkel (4)	10,000	*
G. Scott Samuelsen (5)	15,000	*
Thomas J. Tyson (6)	15,000	*
Alan P. Niedzwiecki (7)	80,455	*
W. Brian Olson (8)	90,000	*
Glenn D. Moffett (9)	18,750	*
Cathryn T. Johnston (10)	9,300	*
All current directors and executive officers as a group (9 persons) (11)	355,130	1.2%

*	Represents less than 1%.
(1)

The shares owned by General Motors exclude 999,969 shares of non-voting Series B common stock, which shares will convert on a one-for-one basis into shares of our common stock in the event General Motors transfers such shares to a person that is not controlled by or under common control with General Motors. The address of General Motors is 300 Renaissance Center, Detroit, Michigan 48265.
(2)	Based solely on information contained in the Schedule 13G filed on February 12, 2004 by Wellington Management Company, LLC (“WMC”), WMC has shared voting power with respect to 2,213,240 shares of our common stock and shared dispositive power with respect to 2,487,940 shares of our common stock. WMC, as the parent holding company of Wellington Trust Company, NA, and in its capacity as an investment advisor for shares owned of record by clients of WMC, is deemed to beneficially own 2,487,940 shares of our common stock. The address of WMC and Wellington Trust Company, NA, is 75 State Street, Boston, MA 02109.
(3)	Includes 116,625 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(4)	Includes 10,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(5)	Includes 15,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(6)	Includes 15,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(7)	Includes 275 shares held at July 31, 2004 and 80,180 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(8)	Includes 90,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(9)	Includes 18,750 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(10)	Includes 9,300 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.
(11)	Includes 275 shares held at July 31, 2004 and 354,855 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during fiscal year 2004 all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except as follows: (1) Mr. Rasmussen filed a Form 4 report nine months late with respect to the sale of an aggregate of 737 shares of our stock that was divested from IMPCO’s deferred compensation plan and five months late with respect to the transfer of an aggregate of 28,464 shares that transferred to Fleet National Bank as part of a previously established and reported equity derivative transaction; and (2) Mr. Samuelson filed a Form 5 in January 2004 to report the sale of shares purchased in September 2002, for which no Form 4 was previously filed.

Compensation of Directors

Each director who is not one of our employees is paid $18,000 a year for membership on the board and an attendance fee of $1,000, plus out-of-pocket expenses, for each board or committee meeting attended. In addition, the members of the Audit Committee are paid an annual fee of $5,000, the chair of the Audit Committee is paid an annual fee of $10,000, and the chairs of the Compensation and Nominating and Governance Committees are paid an annual fee of $5,000.

Additionally, Mr. Rasmussen has been compensated for providing certain investor relations services to us. In addition to being one of our directors, Mr. Rasmussen is Senior Vice President of IMPCO, our previous parent company. In consideration for services provided by Mr. Rasmussen, we have made payments to IMPCO of approximately $133,000 for salary, overhead and related expenses in fiscal 2004. As of April 30, 2004, approximately $201,000 was payable to IMPCO for investor relations services.

Directors are eligible to participate in our 2002 Stock Incentive Plan. On March 15, 2004, each of Messrs. Runkel, Samuelsen and Tyson received an additional grant of options to purchase 20,000 shares of our common stock, and Mr. Rasmussen received a grant of options to purchase 100,000 shares of our common stock, each at an exercise price of $6.61 per share (which was the fair market value of our common stock on the date of grant). The options vest in equal annual increments over a four year period and expire ten years from the date of grant. Option grants to directors are at the discretion of management, and we have no specific plans regarding amounts to be granted to our directors in the future.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

During the fiscal year ended April 30, 2004, there were seven regular and special meetings of the board of directors. During such period, each director attended all of the meetings of the board and the committees of the board on which he served.

Board Independence

Nasdaq listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. After review of all the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent auditors, our board of directors has affirmatively determined that three of our five directors (Messrs. Runkel, Samuelson and Tyson) are independent directors within the meaning of the applicable rules.

Policy on Meetings of Independent Directors

The board of directors has adopted a policy that the independent members of the board shall meet separately on a regular basis in executive session without the presence of non-independent members of the board or members of management.

Stockholder Communications with Directors

We have established a process by which stockholders can communicate with our board of directors. Stockholders may communicate with the board of directors, or an individual member of the board of directors, by sending their communications to the board of directors to the following address:

Board of Directors of

Quantum Fuel Systems Technologies Worldwide, Inc.

c/o Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

Communications received from stockholders are forwarded directly to the board of directors, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The board of directors has authorized our corporate secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the board of directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the corporate secretary pursuant to the policy will be made available to any non-management director upon request.

Board Member Attendance at the Annual Meeting

The board’s policy with regard to board members’ attendance at annual meetings is that attendance is not required but members, if practicable and time permitting, are encouraged to attend the annual meetings, either in person, by telephone or by other similar means of live communication (including video conference or webcast). In 2003, all of the members of the board attended the annual meeting of stockholders.

Committees of the Board of Directors

Audit Committee.    The members of our Audit Committee are Messrs. Runkel, Samuelsen, and Tyson (Chair). During the fiscal year ended April 30, 2004, there were four meetings of the Audit Committee. The Audit Committee reviews our internal accounting and auditing procedures, reviews our audit and examination results and procedures and consults with our management and our independent auditors prior to the presentation of our financial statements to stockholders. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the independence of the independent auditors as a factor in making these determinations. The Audit Committee meets alone with our independent auditors and with management in separate executive sessions and grants our independent auditors free access to the Audit Committee at any time.

The board has determined that each current member of the Audit Committee (i) meets the criteria for independence set forth in the SEC Rules, including Rule 10A-3(b) under the Exchange Act, (ii) is “independent” as defined in the Nasdaq Rules, including Rule 4200(a)(15) thereof, (iii) has not participated in the preparation of our financial statements at any time during the past three years, and (iv) is able to read and understand fundamental financial statements.

The board has determined that Thomas J. Tyson has the requisite financial sophistication required under Rule 4350(d)(2) of the Nasdaq Rules and has the requisite attributes of an “Audit Committee financial expert” in accordance with Item 401(h)(2) of Regulation S-K. Additionally, the board of directors has determined that Mr. Tyson is an “independent director” as that term is defined in Nasdaq Rule 4200(a)(15).

The board of directors has adopted a formal Audit Committee charter which is attached hereto as Appendix A.

Compensation Committee.    The current members of our Compensation Committee are Messrs. Runkel, Samuelsen (Chair) and Tyson. Mr. Rasmussen previously served as a member of our Compensation Committee until July 2004 at which time he was replaced by Mr. Runkel. During the fiscal year ended April 30, 2004, there were five meetings of the Compensation Committee. The Compensation Committee reviews and makes recommendations to our board of directors concerning salaries and incentive compensation for our directors, officers, and employees, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans and approves new plans. The Compensation Committee administers our 2002 Stock Incentive Plan.

The board of directors has adopted a formal charter of the Compensation Committee, which is attached as Appendix B.

Nominating and Governance Committee.    The members of our Nominating and Governance Committee are Messrs. Runkel (Chair), Samuelsen and Tyson. Messrs. Niedzwiecki and Rasmussen previously served as members of our Nominating and Governance Committee until July 2004, at which time they were replaced by Messrs. Samuelsen and Tyson. Since all nominating and governance matters were addressed by the full board of directors, the Nominating and Governance Committee did not meet in fiscal 2004. The Nominating and Governance Committee is responsible for identifying and recommending qualified individuals to become members of our board of directors; determining the composition of the board and its committees; reviewing board compensation and benefits; reviewing our compliance with the applicable Nasdaq corporate governance listing standards; evaluating compliance with our code of ethics; and implementing processes for effective communication with our stockholders, including reviewing proposals properly submitted to us.

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on our board of directors. In evaluating such nominations, the Nominating and Governance Committee will address membership criteria set forth below under “Directors Qualifications.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for membership on the board of directors and should be addressed to:

Board of Directors of

Quantum Fuel Systems Technologies Worldwide, Inc.

c/o Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

In addition, our bylaws permit stockholders to nominate directors at an annual stockholder meeting. For information about suggesting candidates for consideration at the annual stockholder meeting, see “Proposals of Stockholders” below.

The board of directors has adopted a formal charter of the Nominating and Governance Committee, which is attached as Appendix C.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee is responsible for monitoring the size and composition of the board and for considering and making recommendations to the board with respect to nominations or elections of directors. The Nominating and Governance Committee will consider candidates proposed by our management or by our stockholders, but is not limited to such candidates. All candidates are evaluated in connection with the criteria set forth below in “Director Qualifications.”

Director Qualifications

The charter of the Nominating and Governance Committee provides that director nominees be evaluated based on all factors that the Nominating and Governance Committee considers appropriate, which may include, among other criteria: personal and professional integrity; demonstrated exceptional ability and judgment; broad experience in business, finance or administration; familiarity with our industry; ability to serve the long-term interests of the our stockholders; and sufficient time available to devote to our affairs. The Nominating and Governance Committee must also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by law, regulation or listing rules of the Nasdaq Stock Market (or other applicable regulatory agency).

Code of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website at www.qtww.com/investor_relations/index.shtml. Any amendment to or waiver from our Code of Business Conduct and Ethics as it applies to our executive officers or directors will also be posted on our website.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The charter of the Compensation Committee of the board of directors specifies that the purpose of the Compensation Committee is to assist the board in discharging its responsibilities relating to compensation of our directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations. The Compensation Committee shall:

•	Annually review and approve our corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board), determine and approve the CEO’s compensation level based on this evaluation;

•	Annually review and approve non-CEO executive officer compensation, incentive-compensation plans and equity based-plans;

•	Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

•	Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or board;

•	Annually review and approve compensation, employee agreements and special benefits for our executive officers; and

•	Produce a committee report on executive compensation as required to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

During the fiscal year ended April 30, 2004, the Compensation Committee was responsible for establishing and administering the policies that govern the compensation of executive officers, including the named executive officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2004:

Compensation Philosophy

Compensation of the executive officers is designed to link compensation directly to our growth and financial performance. Compensation consists of base salary, a bonus incentive and stock option awards under the 2002 Stock Incentive Plan. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that we provide a comprehensive compensation package that is competitive in the marketplace.

Base Salary

The base salaries of our executive officers are determined primarily on the basis of each executive officer’s responsibility, qualification and experience, as well as the general salary practices of peer companies with which we compete for executive talent. The Compensation Committee relies on independent industry surveys to assess our salary competitiveness and salary range for each position. The Compensation Committee reviews the base salaries of these executive officers at least annually in accordance with certain criteria determined primarily on the basis of certain factors which include: (i) individual performance, (ii) experience, (iii) the functions performed by the executive officer, and (iv) changes in the compensation peer group in which we compete for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance.

Bonus Incentive Plan

Bonuses are paid pursuant to our Bonus Incentive Plan, in which certain executive officers participate. Each executive officer is eligible to receive a discretionary bonus based upon individual performance and upon our performance as a company. For the fiscal year ended April 30, 2004, the Compensation Committee evaluated the performance of, and set the bonuses payable to, our Chief Executive Officer and other executive officers. The performance factors utilized by the Compensation Committee in determining whether bonuses should be awarded to our executive officers included the following: (i) our increased profitability, (ii) the executive officer’s overall individual performance during the year, and (iii) the desire of our board of directors to retain the executive officer in the face of competition for executive talent within the industry.

Stock Option Awards

The Compensation Committee has granted stock options under our 2002 Stock Incentive Plan generally at prices equal to the fair market value of our common stock on the date of grant. Grants to executive officers are based on various subjective factors primarily relating to the executive officers’ responsibilities, their relative positions in the company, their expected future contributions and prior option grants, and are considered an integral component of total compensation. The Compensation Committee believes granting options is beneficial to stockholders because it increases management’s incentive to enhance stockholder value. Grants were proposed by the Chief Executive Officer and reviewed by our Compensation Committee based on the individual’s overall performance. No specific quantitative weight was given to any particular performance measure. The Compensation Committee believes that stock option grants are necessary to retain and motivate our key employees.

CEO Compensation

Mr. Niedzwiecki’s annual base salary increased to $370,000 effective November 2, 2003. His previous base salary of $320,000 had been in effect since February 10, 2003. His base salary was determined primarily based on an analysis of our and Mr. Niedzwiecki’s performance and achievements, and a review of the compensation paid to the chief executive officers of peer companies. Mr. Niedzwiecki’s salary was not based on specific quantitative performance goals and achievements, but rather on our overall performance and Mr. Niedzwiecki as determined by the Compensation Committee. In addition to the base salary, Mr. Niedzwiecki earned $100,000 under our Bonus Incentive Plan and was awarded options to purchase 340,000 shares of our common stock during fiscal 2004.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We are not presently affected by Section 162(m) because, for the fiscal year ended April 30, 2004, no executive officer’s compensation exceeded $1 million, and the Compensation Committee does not believe that the compensation of any executive officer will exceed $1 million for the 2005 fiscal year. Options granted under our 2002 Stock Incentive Plan will be considered performance-based compensation. As performance-based compensation, compensation attributable to options granted under our 2002 Stock Incentive Plan and awarded to covered employees will not be subject to the compensation deduction limitations of Section 162(m).

The Compensation Committee:

G. Scott Samuelsen, Chair

Brian A. Runkel

Thomas J. Tyson

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Runkel, Samuelsen, and Tyson. None of our executive officers serves as a director or member of the Compensation Committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our Compensation Committee.

Employment Agreements and Change-in-Control Arrangements

Mr. Niedzwiecki serves as President and Chief Executive Officer of our company pursuant to an employment agreement originally entered into on August 1, 2002, and amended on February 10, 2003, and November 2, 2003. The agreement extends through July 31, 2005, and currently provides for an annual base salary of $370,000, subject to periodic increases. Mr. Niedzwiecki may also be granted an annual bonus at the discretion of our board of directors. If we terminate Mr. Niedzwiecki’s employment for any reason, (i) we will be obligated to pay a lump sum payment of the full amount of Mr. Niedzwiecki’s base salary and bonus remaining in the term of the agreement, (ii) the benefits specified in the agreement will continue for the remaining months of the fiscal year following the termination, and (iii) all stock options held by Mr. Niedzwiecki will automatically vest.

Mr. Olson serves as Chief Financial Officer of our company pursuant to an employment agreement originally entered into on September 1, 2002, and amended on February 10, 2003, and March 15, 2004. The agreement extends through August 31, 2005, and currently provides for an annual base salary of $300,000, subject to periodic increases. Mr. Olson may also be granted an annual bonus at the discretion of the board of directors. If we terminate Mr. Olson’s employment for any reason, (i) we will be obligated to pay a lump sum payment of the full amount of Mr. Olson’s base salary and bonus remaining in the term of the agreement, (ii) the benefits specified in the agreement will continue for a six month period following the termination, and (iii) all stock options held by Mr. Olson will automatically vest.

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered for the fiscal years indicated for each individual who served as Chief Executive Officer during the last completed fiscal year and other executive officers whose total salary and bonus for the fiscal year ended April 30, 2004 exceeded $100,000. These individuals are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Fiscal Year	Annual Compensation (11)		Long-Term Compensation Awards	All Other Compensation
				Securities Underlying Options(2)
		Salary(1)	Bonus
Alan P. Niedzwiecki (3)	2004	$345,000	$101,110	340,000	$13,150	(4)
President and Chief Executive Officer	2003	214,906	50,000	160,000	11,994
	2002	138,560	10,000	40,000	10,521

W. Brian Olson (5)	2004	256,250	90,750	200,000	22,753	(6)
Chief Financial Officer and Treasurer	2003	195,565	50,000	100,000	17,820
	2002	153,846	80,000	25,000	14,190

Glenn D. Moffett (7)	2004	170,775	20,533	55,000	56,868	(8)
General Manager of Operations

Cathryn T. Johnston (9)	2004	103,846	7,815	25,000	11,918	(10)
Corporate Secretary and Director of	2003	86,210	500	10,000	9,907
Communications	2002	84,932	—	—	10,261

(1)	Includes amounts deferred by executive officers pursuant to the IMPCO or Quantum Employee Savings Plan or the IMPCO Deferred Compensation Plan.
(2)	Consists of options granted under our 2002 Stock Incentive Plan or IMPCO’s incentive stock option plans. In connection with our spin-off from IMPCO, each outstanding option to purchase IMPCO common stock was converted into an adjusted IMPCO option and an option to purchase the same number of shares of Quantum common stock.
(3)	Mr. Niedzwiecki was appointed as President in February 2002 and as Chief Executive Officer in August 2002.
(4)	Includes $12,000 for automotive allowances, $565 for an athletic club membership and $585 for a group term life insurance premium.
(5)	Mr. Olson joined Quantum on August 27, 2002 and formerly served as Chief Financial Officer of IMPCO.
(6)	Includes $14,080 for automotive allowances, $7,673 for matching contributions pursuant to the Quantum Employee Savings Plan, $565 for an athletic club membership and $435 for a group term life insurance premium.
(7)	Mr. Moffett joined Quantum in January 2001 and served as our Corporate Counsel and as an Administrative Manager until September 2003 when he was appointed as General Manager of Operations and became an executive officer.
(8)	Includes $47,903 for transportation and living allowances, $8,400 for automotive allowances, and $565 for an athletic club membership.
(9)	Ms. Johnston has served as Director of Communications since September 2002 and Corporate Secretary since November 2000.
(10)	Includes $8,400 for automotive allowances, $3,115 for matching contributions pursuant to the Quantum Employee Savings Plan and $403 for an athletic club membership.
(11)	Prior to our spin-off in from IMPCO on July 23, 2002, we were a wholly-owned subsidiary of IMPCO and the compensation of the named executive officers was determined in accordance with policies established by IMPCO.

Option Grants in Last Fiscal Year

The following table provides summary information regarding options to purchase our common stock granted to each of the named executive officers in fiscal year 2004.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted in Fiscal Year (2)	Exercise Price Per Share (1)	Expiration Date

Name					5%	10%
Alan P. Niedzwiecki	140,000	9.3%	$3.10	8/11/13	$272,940	$691,684
	200,000	13.2%	6.61	3/15/14	831,399	2,106,928

W. Brian Olson	100,000	6.6%	3.10	8/11/13	194,957	494,060
	100,000	6.6%	6.61	3/15/14	415,699	1,053,464

Glenn D. Moffett	35,000	2.3%	3.10	8/11/13	68,235	172,921
	20,000	1.3%	6.61	3/15/14	83,140	210,693

Cathryn T. Johnson	10,000	0.7%	3.10	8/11/13	19,496	49,406
	15,000	1.0%	6.61	3/15/14	62,355	158,020

(1)

Options were granted at the fair market value of Quantum common stock on the date of grant and vest cumulatively at the rate of 25% on the first anniversary of the date of grant and 25% each year thereafter so that the employee is 100% vested after four years. Options may be exercised only while an optionee is employed by Quantum, or within thirty days following termination of such employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after the date of grant. In the event of a change of control, the board may in its sole discretion give all or certain optionees the right to exercise all or any portion of their unvested options. In addition, Messrs. Niedzwiecki and Olson have agreements that provide for acceleration of vesting under certain conditions as described in “Employment Agreements and Change-in-Control Arrangements” above.

(2)	Based on an aggregate of 1,511,500 options granted to Quantum’s employees and directors during the 2004 fiscal year.
(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future prices of our common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning exercises of options to purchase our common stock during fiscal year 2004 and the value of unexercised options to purchase our common stock held by the named executive officers at the end of fiscal year 2004.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan P. Niedzwiecki	56,000	$207,696	4,500	487,000	$3,321	$740,774
W. Brian Olson	40,000	168,106	39,200	298,800	54,572	513,108
Glenn D. Moffett	10,000	54,357	—	85,000	—	177,200
Cathryn T. Johnson	—	—	4,300	33,700	8,505	49,645

(1)	Calculated by determining the difference between the fair market value of the common stock underlying the options on the date each option was exercised and the exercise price of the options.
(2)	Calculated by determining the difference between the fair market value of the common stock underlying the options on April 30, 2004 and the exercise price of the options.

Employee Benefit Plans

2002 Stock Incentive Plan

The purpose of our 2002 Stock Incentive Plan (the “Stock Incentive Plan”) is to enhance our long-term stockholder value by offering our employees, directors, officers and consultants the opportunity to promote and participate in our growth and success, and to encourage these people to remain in our service and acquire and maintain stock ownership in Quantum. A total of 3,500,000 shares of common stock was initially reserved for issuance under the Stock Incentive Plan. The number of shares reserved for issuance under the Stock Incentive Plan increases annually beginning on the first day of each fiscal year by an amount equal to:

•	3% of the total number of shares outstanding as of that date; or

•	a lesser number of shares as determined by our board of directors.

Of the annual increase in shares specified above, the lesser of 1,000,000 shares or the actual increase in shares shall be available for the grant of incentive stock options. No more than 600,000 shares under options can be granted to an individual optionee in any given fiscal year. We may grant up to an additional 400,000 shares, which will not count against the limit set forth in the previous sentence, in connection with an optionee’s initial commencement of service with Quantum.

The Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code to employees, including executive officers and employee directors.

Non-qualified stock options and stock purchase rights may be granted to employees, including executive officers and directors, and to non-employee directors and consultants. Our board of directors, or a committee designated by the board, administers the Stock Incentive Plan and determines the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the vesting and the form of consideration payable upon such exercise.

Optionees cannot transfer incentive stock options other than by will or the laws of descent and distribution. The terms of an option agreement may also permit the transfer of non-qualified stock options by gift or pursuant to a domestic relations order. During the lifetime of the optionee, each incentive stock option is exercisable only by the optionee. Upon termination of employment for any reason, other than death or disability, any options that have become exercisable prior to the date of termination will remain exercisable for thirty days from the date of termination, unless otherwise determined by the board of directors. If termination of employment was caused by death or disability, any options which have become exercisable prior to the date of termination will remain exercisable for twelve months from the date of termination. In no event may an optionee exercise the option after the expiration date of the term of the option set forth in the award agreement.

The exercise price of all incentive stock options granted under the Stock Incentive Plan must be at least equal to 100% of the fair market value of our common stock on the date of grant. Except for options granted in connection with the adjustment of outstanding IMPCO options, the exercise price of all non-qualified stock options granted under the Stock Incentive Plan must be at least equal to 85% of the fair market value of our common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all of our classes of stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value of the common stock on the date of grant and the maximum term of these options must not exceed five years. The maximum term of an incentive stock option granted to any participant who does not own stock possessing more than 10% of the voting power of all of our classes of stock must not exceed ten years. The term of all other awards granted under the Stock Incentive Plan will be determined by the board of directors. The consideration payable upon exercise of the option may consist of cash, check, shares of common stock, the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option (through a same-day sale and exercise procedure facilitated by a brokerage firm), loan or any combination of these forms of consideration.

The terms of options granted in connection with the adjustment of outstanding IMPCO options at the time of the distribution, including the exercise price and number of shares subject to the option, were determined as provided in the Employee Benefit Matters Agreement between us and IMPCO. Please see “Certain Relationships and Related Transactions” below for a description of the terms of the options granted in connection with the distribution.

In the event of any of the following, options under the Stock Incentive Plan will terminate and be cancelled, unless the successor corporation assumes or substitutes the options:

•	a dissolution, liquidation or sale of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving entity;

•	a reverse merger in which we are the surviving entity but in which stock possessing more than 50% of the total combined voting power of our stock is transferred to a person or persons different from those who held our stock immediately prior to such merger; or

•	an acquisition of 50% or more of our stock by any individual or entity, including by tender offer or a reverse merger.

Our board of directors has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding awards under the Stock Incentive Plan upon the occurrence of any of the above events.

Unless terminated sooner, the Stock Incentive Plan will automatically terminate on the tenth anniversary of its effective date. Our board of directors has the authority to amend, suspend or terminate the Stock Incentive Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted and then outstanding under the Stock Incentive Plan.

As of July 31, 2004, the total number of shares reserved for issuance under the Stock Incentive Plan was 1,523,468, including the annual increase effective May 1, 2004 of 920,193 shares pursuant to the evergreen provision. The total number of outstanding options as of July 31, 2004 was 2,650,475, with a weighted-average exercise price of $4.46. The total number of outstanding options exercisable as of July 31, 2004 was 483,643, with a weighted-average exercise price of $4.12.

401(k) Plan

We maintain a defined contribution plan intended to qualify under Section 401(k) of the Internal Revenue Code. All employees who are at least 21 years of age are eligible to participate in the plan on the first day of employment with Quantum. Participants may make pre-tax contributions to the plan of up to 15% of their eligible pay, subject to a statutorily prescribed annual limit. We may provide matching contributions in our discretion and match elective salary deferrals up to 3% of compensation. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

COMPARATIVE STOCK PERFORMANCE

The following performance graph compares the cumulative stockholder return on our common stock on a monthly basis (as of the last trading day of the month), assuming an initial investment of $100, for the period beginning on July 11, 2002 and ending on June 30, 2004, with the cumulative total return of a broad market index (Nasdaq National Stock Market—CRSP Total Return Index) and an industry index (Nasdaq Transportation Stock Index) for the same period. We paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

Pursuant to the rules and interpretations of the SEC, the chart below is calculated using as the beginning measurement period the closing price of our common stock on July 11, 2002 (the first day of trading of our common stock on the Nasdaq National Stock Market on a “when-issued” basis), which was $5.10. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

Measurement Date	Quantum	Nasdaq National	Nasdaq Trans
7/11/2002	100.00	100.00	100.00
7/31/2002	113.73	96.77	94.18
8/02	55.88	95.75	88.51
9/02	41.96	85.45	85.69
10/02	42.16	97.12	94.40
11/02	71.76	107.95	99.67
12/02	46.08	97.48	98.95
1/03	58.82	96.43	92.70
2/03	54.12	97.78	92.38
3/03	47.25	98.07	97.66
4/03	40.78	106.98	109.00
5/03	38.24	116.37	117.97
6/03	43.73	118.24	120.41
7/03	60.78	126.39	130.12
8/03	95.10	131.90	137.09
9/03	132.35	130.18	131.51
10/03	178.82	140.66	140.31
11/03	137.06	142.75	139.02
12/03	157.65	145.75	141.71
1/04	176.47	150.07	135.73
2/04	180.39	147.25	139.02
3/04	154.12	144.74	140.25
4/04	119.22	139.94	139.97
5/04	97.84	144.59	142.28
6/04	120.00	149.04	153.27
7/04	111.76	137.68	148.02

The report of the Compensation Committee of the board of directors on executive compensation and the performance graph that appears above shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act, or incorporated by reference in any document so filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our charter, as well as certain additional procedural protections.

Prior to our spin-off from IMPCO, each of our named executive officers served as an officer or employee of IMPCO and/or its other subsidiaries. In acting on our behalf, these officers considered not only the short-term and long-term impact of operating decisions on our business, but also the impact of such decisions on the business of IMPCO. One of our directors, Mr. Rasmussen, remains employed by IMPCO and will continue to serve as IMPCO’s Senior Vice President and Secretary.

During the 2004 fiscal year, we had revenue of approximately $63,000 for products and services sold to IMPCO, and we purchased approximately $374,000 in products and services from IMPCO. We believe that the terms of these transactions reflect arms’ length agreements.

Agreements with IMPCO

In connection with the contribution of assets by IMPCO to us immediately prior to the spin-off, IMPCO contributed $15.0 million in cash and assumed $8.6 million of our outstanding debt. In connection with the distribution, we entered into a Contribution and Distribution Agreement and several ancillary agreements with IMPCO that define our ongoing relationship after the distribution and to allocate tax, employee benefits and certain other liabilities and obligations arising from periods prior to the distribution date. We entered into these agreements with IMPCO while we were still a wholly-owned subsidiary of IMPCO and, while we believe the terms of these agreements reflect arms’ length transactions, these agreements may not be the same as would have been obtained through negotiations with an unaffiliated third party. Each of these agreements has been listed as an exhibit to our Annual Report on Form 10-K for the 2004 fiscal year. The following description is only a summary and is qualified by reference to the filed exhibits.

Contribution and Distribution Agreement

We entered into a Contribution and Distribution Agreement with IMPCO that provides for, among other things, certain corporate transactions required to effect the distribution and other arrangements among us and IMPCO subsequent to the distribution. The agreement provided that IMPCO would transfer to us the assets constituting IMPCO’s automotive OEM business. The agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to place financial responsibility on each of us and IMPCO for the liabilities of its respective business.

Under the agreement, if we or IMPCO act or fail to act in a manner which causes the distribution to fail to qualify under Section 355 of the Internal Revenue Code or causes Section 355(e) of the Internal Revenue Code to apply to the distribution, we or IMPCO will indemnify the other for any tax liability arising from such failure or application.

We and IMPCO have agreed to a non-competition arrangement under the Contribution and Distribution Agreement whereby each party will be restricted from engaging in competitive activities with the other party for a period of three years. Each party will refrain from directly competing with the retained businesses of the other party in such other party’s designated market (including such party’s OEM market) and/or aftermarket and from engaging in business with specified competitors of the other party. Additionally, IMPCO will refrain from engaging in business with Quantum’s OEM customers specified in the agreement for a three-year period, which ends July 22, 2005.

Under the Contribution and Distribution Agreement, IMPCO has retained rights to use, on a royalty-free basis, the existing technology for our TriShield™ tanks, and to manufacture tanks using such technology, in certain markets, which include the automotive aftermarket, bus and truck aftermarket, the industrial aftermarket for vehicles with internal combustion engines, and the bus and truck and industrial OEM markets for vehicles with internal combustion engines. Subject to the non-competition restrictions discussed above, we will be free to commercialize our TriShield™ tanks in other markets, including the worldwide OEM market for Class 1 through 5 vehicles which are powered by fuel cell applications on an exclusive basis, the OEM market in the United States and Canada for Class 1 through 5 vehicles with internal combustion engines (other than diesel vehicles) on an exclusive basis and in all other countries on a non-exclusive basis, the worldwide OEM market in the United States and Canada for Class 6 vehicles on a non-exclusive basis, the worldwide market for components, systems and subsystems for fuel cell applications on an exclusive basis, the worldwide industrial OEM market for vehicles powered by fuel cell applications on an exclusive basis, and the worldwide industrial aftermarket for vehicles powered by fuel cell applications on an exclusive basis. Each party has a right to use the modifications and improvements made by the other party to such TriShield™ technology, if any, on a royalty-bearing basis at reasonable commercial rates in the designated market for such party. These rights will last for a minimum period of five years from the date of the distribution, which ends July 22, 2007.

The agreement also provides for a full release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the date of the agreement, between or among us or any of our subsidiaries or affiliates, on the one hand, and IMPCO or any of its subsidiaries or affiliates other than our company, on the other hand, except as expressly set forth in the agreement. The agreement also provides that, except as otherwise set forth therein or in any related agreement, all costs or expenses incurred in connection with the distribution and not paid prior to the distribution will be charged to and paid by us. Each party will pay its own expenses after the distribution.

Employee Benefit Matters Agreement

We entered into an Employee Benefit Matters Agreement with IMPCO pursuant to which we agreed to create independent retirement and other employee benefit plans that are substantially similar to IMPCO’s existing retirement and other employee benefit plans. Under the agreement and effective immediately after the distribution, IMPCO transferred the assets and liabilities of its existing 401(k) retirement and other benefit plans related to our employees to the comparable Quantum benefit plans. Generally, following the distribution, IMPCO ceased to have any continuing liability or obligation to our current employees and their beneficiaries under any of IMPCO’s benefit plans, programs or practices.

Pursuant to the Employee Benefit Matters Agreement, all IMPCO stock options that were outstanding on the record date and that had not been exercised prior to the distribution date were converted into two stock options: (1) an option to purchase the number of previously-unexercised IMPCO stock options as of the record date, and (2) an option to purchase a number of shares of our common stock equal to the number of previously-unexercised IMPCO stock options times a fraction, the numerator of which is the total number of shares of our common stock distributed to IMPCO stockholders in the distribution and the denominator of which is the total number of IMPCO shares outstanding on the record date for the distribution.

Tax Allocation and Indemnification Agreement

We and IMPCO entered into a Tax Allocation and Indemnification Agreement, which allocates tax liabilities between us and IMPCO and addresses certain other tax matters such as responsibility for filing tax returns and the conduct of audits and other tax proceedings for taxable periods before and after the distribution date. IMPCO will be responsible for and will indemnify us against all tax liabilities relating to the assets and entities that constitute IMPCO and its subsidiaries, and we will be responsible for and will indemnify IMPCO against all tax liabilities relating to the assets and entities that constitute our business. In addition, we generally will indemnify IMPCO for all tax liabilities arising if the contribution is not tax-free, other than tax liabilities arising in connection with our assumption of certain IMPCO liabilities.

Transition Services Agreement

We entered into a Transition Services Agreement with IMPCO pursuant to which IMPCO provided us with various administrative services. Those services included employee benefits administration, affirmative action and immigration administration, and payroll processing. We paid fees to IMPCO for services provided in amounts based on IMPCO’s loaded costs incurred in providing such services. This agreement expired on January 23, 2003; however, IMPCO continues to share certain investor relations services with us. Since our spin-off from IMPCO, Dale Rasmussen, IMPCO’s Senior Vice President, has provided these investor relations services to us, for which we have made payments to IMPCO of approximately $133,000 for salary, overhead and related expenses in fiscal 2004. As of April 30, 2004, approximately $201,000 was payable to IMPCO for investor relations services.

Strategic Alliance Agreement

We entered into a Strategic Alliance Agreement with IMPCO pursuant to which we will work with IMPCO in identifying and conducting research and development programs of mutual interest. As part of such research and development activities, we may develop, solely or jointly with IMPCO, technology that is owned solely by us or jointly with IMPCO. The other purpose of this relationship is to provide IMPCO access to our advanced technologies, including the CNG storage tanks, fuel injectors, in-tank regulators and other products, for use in automotive, bus and truck and industrial aftermarket applications and in the bus and truck and industrial OEM markets.

Agreements with General Motors

We have entered into a strategic alliance with General Motors regarding the development of fuel cell systems. Under the terms of the strategic alliance, General Motors acquired shares of our stock representing 19.9% of our issued and outstanding capital stock following the distribution. We entered into the agreements described below with General Motors in connection with the alliance. These agreements have been listed as exhibits to our Annual Report on Form 10-K for the 2004 fiscal year. The following description is only a summary and is qualified by reference to the filed exhibits.

Corporate Alliance Agreement

The Corporate Alliance Agreement between us and General Motors serves to formalize our agreement to work together to advance and commercialize, on a global basis, fuel cell systems, and the market for fuel cells to be used in transportation, mobile, stationary and portable applications. The Corporate Alliance Agreement became effective upon the distribution and has a term of ten years, which ends on July 22, 2012. The agreement provides that:

•	General Motors is obligated to actively support, endorse and recommend us to its customer base;

•	General Motors will assist and provide guidance with respect to our directed research and development of fuel cell applications;

•	we will appoint one individual nominated by General Motors to our board of directors prior to or promptly after the distribution, and thereafter during the term of the agreement we will continue to nominate one individual designated by General Motors to our proposed slate of directors to be presented to our stockholders as necessary for General Motors to retain one seat on our board of directors;

•	General Motors will be entitled to appoint an “ex-officio” board member with non-voting capacity during the term of the agreement;

•	we committed to spend $4.0 million annually for specific research and development projects directed by General Motors to speed the commercialization of our fuel cell related products (waived for calendar years 2002 and 2003); and

•	beginning three years after the effective date of the agreement, we will pay General Motors a percentage of gross revenues derived from sales of applications developed under the strategic alliance.

We retain the ownership of our existing technology and we and General Motors will jointly own technology that is jointly created under the alliance. We are free to use jointly created technologies in certain aspects of our business but will be required to share revenues with General Motors on fuel cell system-related products that are sold to General Motors or third parties. Under the agreement, General Motors has a right of first refusal in the event that we propose to sell, or otherwise transfer our fuel cell related intellectual property contemplated under the Corporate Alliance Agreement. In the event that we decide to discontinue operations or are deemed insolvent, General Motors has the right to purchase the intellectual property contemplated under the Corporate Alliance Agreement at a price to be determined by an independent appraisal firm approved by both us and General Motors.

Stock Transfer Agreement

We entered into a Stock Transfer Agreement pursuant to which we agreed to issue to General Motors shares of our Series A common stock representing 19.9% of our total issued and outstanding capital stock after the distribution. We issued the Series A common stock immediately following the distribution. The Series A common stock automatically converted into common stock upon the closing of our initial public offering in January 2003. We also agreed that, subject to limited exceptions, we would not issue any stock in a private placement transaction without the prior written consent of General Motors.

Registration Rights Agreement

We entered into a Registration Rights Agreement with General Motors pursuant to which General Motors may demand that we file a registration statement under the Securities Act covering some or all of our common stock General Motors would receive upon conversion of its Quantum Series A common stock. General Motors may make this demand any time after the earlier of three years following the distribution or six months after the effective date of our first registration statement for a public offering of its securities to the general public, which was January 16, 2003. We are not required to effect more than two demand registrations nor are we required to effect a registration if the requested registration would have an aggregate offering price to the public of less than $20 million. In an underwritten offering, the managing underwriter of any such offering has the right to limit the number of registrable securities to be included in the registration statement.

General Motors also has “piggyback” registration rights. If we propose to register any of our equity securities under the Securities Act other than pursuant to the demand registration rights described above or certain excluded registrations, General Motors may require us to include all or a portion of our registrable securities in the registration and in any related underwriting. Further, if we are eligible to effect a registration on Form S-3, General Motors may demand that we file a registration statement on Form S-3 covering all or a portion of General Motors’ registrable Quantum securities, provided that the registration has an aggregate offering price of at least $10 million. We will not be required to effect more than two such registrations in any twelve month period. In general, we will bear all fees, costs, and expenses of such registrations, other than underwriting discounts and commissions. We also agreed to take such reasonable actions as are necessary to make Rule 144 available to General Motors for the resale of its registrable securities without registration under the Securities Act.

Master Technical Development Agreement

Under the terms of the Master Technical Development Agreement with General Motors, we have agreed to work with General Motors to facilitate the integration, interface, and optimization of General Motors’ fuel cell systems with our gaseous fuel storage and handling modules. To that end, the agreement provides for the establishment of joint Quantum/General Motors technical teams to implement statements of work with respect to the development of fuel cell applications. In addition, the agreement provides that both we and General Motors will license our fuel cell related technologies to each other for the purpose of developing, manufacturing, and selling the fuel cell applications developed under the strategic alliance.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The Committee has reviewed and discussed with management our audited financial statements as of and for the fiscal year ended April 30, 2004.

The Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, applicable SEC rules, and other applicable standards.

The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee has recommended to the board of directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

The Committee has also considered whether the provision of services by Ernst & Young LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in our quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Ernst & Young LLP.

The Audit Committee

Thomas J. Tyson, Chair

Brian A. Runkel

G. Scott Samuelsen

PROPOSAL II

RATIFICATION OF APPROVAL OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005. Although not required to be voted upon by the stockholders, our Audit Committee and board of directors deem it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the common stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of independent auditors will be considered by our Audit Committee, although the Audit Committee would not be required to approve different independent auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Audit Committee considered whether Ernst & Young LLP’s provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence.

We incurred the following fees to Ernst & Young LLP during the 2004 fiscal year:

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended April 30, 2004, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $135,000.

Ernst & Young LLP also billed us an aggregate of $13,000 in connection with the audit of the financial statements of our 401(k) Plan for the period from September 1, 2002 (inception) to March 31, 2003.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered during the 2004 fiscal year, other than services described above under “Audit Fees,” were $174,200, which consisted of $59,000 related to the inclusion of our audited financial statements in our registration statement in connection with our October 2003 public offering, $7,000 related to the review of our financial statements incorporated by reference in our registration statement on Form S-8, and $91,750 related to the inclusion of our audited financial statements included in our proxy statement filed with the SEC in connection with a proposed acquisition.

Tax Fees

Ernst & Young LLP billed us an aggregate of $16,050 for professional services rendered in our 2004 fiscal year for tax compliance, tax advice, and tax planning.

All Other Fees

Ernst & Young LLP provided other assistance in reviewing controls and accounting processes over government contracts for which it received $15,052 in fees.

Pre-Approval of Services by Auditors

The Audit Committee of our board of directors has adopted a policy requiring that all services provided to us by our independent auditors be pre-approved by the Audit Committee. The policy pre-approves specific types of services that our independent auditors may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by the Audit Committee prior to any engagement with respect to that type of service. The Audit Committee will review the pre-approval policy and establish fee limits annually, and may revise the list of pre-approved services from time to time.

Additionally, the Audit Committee delegated to its chairman the authority to explicitly pre-approve engagements with our independent auditors, provided that any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. If explicit pre-approval is required for any service, our Chief Financial Officer and our independent auditor must submit a joint request to the Audit Committee or its chairman describing in detail the specific services proposed and the anticipated costs of those services, as well as a statement as to whether and why, in their view, providing those services will be consistent with the SEC’s rules regarding auditor independence.

The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2005.

PROPOSALS OF STOCKHOLDERS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of Quantum consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by our corporate secretary at the address shown at the top of page one of this Proxy Statement, no later than April 27, 2005, for inclusion in our proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our Proxy Statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, and pursuant to our Amended and Restated Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown at the top of page one not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of Quantum which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION

Our Annual Report to Stockholders for the fiscal year ended April 30, 2004, is enclosed with this Proxy Statement. Copies of our Annual Report on Form 10-K for the year ended April 30, 2004, as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Cathryn T. Johnston, Secretary, Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, CA 92614; cjohnston@qtww.com; telephone number (949) 399-4548.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

By Order of the Board of Directors,

Cathryn T. Johnston Secretary

Irvine, California

August 25, 2004

Appendix A

AUDIT COMMITTEE CHARTER

OF

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(adopted July 15, 2004)

Purposes, Authority & Funding

The audit committee (the “Committee”) of the Board of Directors (the “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), is appointed by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In so doing, the Committee shall endeavor to maintain free and open communication between the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations into any matters within the Committee’s scope of responsibilities. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

The members of the Committee (the “Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements shall also apply:

(i)    each Member must be “independent” as defined under the NASD Marketplace Rules;

(ii)    each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act;

(iii)    each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

(iv)    each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and

(v)    at least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding subparagraph (i) above, one (1) director who: (a) is not independent as defined under the NASD Marketplace Rules; (b) meets the criteria set forth in Section 10A(m)(3) under the Act and the rules promulgated thereunder; and (c) is not a current officer or employee of the Company or Family Member (as defined under the NASD Marketplace Rules) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements. If the membership of the Committee fails to meet the requirements set forth in this “Committee Membership” section of this Charter due to one vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and the Committee shall have, subject to any restrictions set forth in the Company’s bylaws or under applicable law, all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

1. Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC and the National Association of Securities Dealers applicable to Nasdaq-listed issuers;

2. Oversee the Company’s accounting and financial reporting processes;

3. Oversee audits of the Company’s financial statements;

4. Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

5. Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and review the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

6. Review with the Company’s independent auditor the adequacy of the Company’s internal controls;

7. Discuss with management policies with respect to financial risk assessment and risk management, and discuss the Company’s major financial risk exposures, such as investment policy, derivative policy and foreign currency exposure, and the steps management has taken to monitor and control such exposures;

8. Review with the Company’s independent auditor and management any information regarding “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

9. Review and discuss with management and the Company’s independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements and aggregate contractual obligations, on the Company’s financial statements;

10. Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

11. Review and discuss with management and the Company’s independent auditor any report or document containing the Company’s financial statements (including the notes thereto and disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to filing any such report or document with the SEC or releasing any such report or document to the public;

12. Review the Company’s earnings press releases (including type and presentation of information), as well as financial information and earnings guidance provided to analysts and ratings agencies;

13. If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

14. Prepare and approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

15. Meet periodically in executive session with management, with the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditor to discuss any matters that these groups or the Committee believe should be discussed privately with the Committee;

Matters Regarding Oversight of the Company’s Independent Auditor

16. Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

17. Receive and review at least annually a formal written statement and letter from the Company’s independent auditor required by Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”) delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

18. Engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

19. Take, or recommend that the Board take, appropriate action to oversee the independence of the Company’s independent auditor;

20. Adopt policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals, and the pre-approval decisions of any such delegate Member(s) shall be presented to the Committee at its next-scheduled meeting;

21. Discuss with the Company’s independent auditor whether such independent auditor: (a) has received an external quality control review by the PCAOB that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements;

22. Meet with the Company’s independent auditor prior to its audit to review the planning, scope and staffing of the audit;

23. Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, applicable SEC rules, and other applicable standards, as may be modified or supplemented, relating to the conduct of the audit;

24. Review with the Company’s independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company’s response to that letter, including a review of: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) the Company’s internal audit department’s responsibilities, budget and staffing;

25. Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of Compliance Responsibilities

26. At the request of the Board of Directors, advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

27. Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

28. Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

29. Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

30. Obtain from the Company’s independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties & Responsibilities

31.  Review and reassess the adequacy of this Charter annually;

32.  Report regularly to the Board with respect to the Committee’s activities and make recommendations as appropriate;

33.  Review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor (or the performance of the Company’s internal audit function);

34.  Review with the Company’s outside counsel and internal legal counsel any legal or regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

35.  Review the Company’s policies and procedures with respect to employee expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of this area by the Company’s independent auditor; and

36.  Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter and to perform such additional functions as may be assigned by law, the Company’s certificate of incorporation or bylaws, or the Board;

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. Rather, those duties are the responsibility of management and the independent auditor.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure & Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than four times each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

Appendix B

COMPENSATION COMMITTEE CHARTER

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

OF

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(adopted July 15, 2004)

I.    Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

II.    Committee Membership

Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other applicable regulatory requirements.

III.    Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the Chairperson’s vote shall decide the issue.

The Committee shall meet at least twice each year. The Committee may establish its own schedule, which it will provide to the Board in advance. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice (or waiver of notice) as is required for special Board meetings in accordance with the Company’s Bylaws. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing. Any such actions by written consent shall be filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may require that any director, officer or employee of the Company, or other person whose advice and counsel are sought by the Committee, be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The Chief Executive Officer of the Company (“CEO”) should not be present during voting or deliberations by the Committee relating to the CEO’s performance or compensation.

IV.    Committee Authority and Responsibilities

The Committee shall:

a. Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

b. Annually review and approve non-CEO executive officer compensation, incentive-compensation plans and equity based-plans. The Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

c. Consult periodically with the CEO and other applicable officers regarding compensation and benefits matters deemed appropriate by them or the members of the Committee.

d. Identify the performance measures to be used in executive and management incentive plans, and the levels of performance for which incentive compensation is paid.

e. Administer the Company’s incentive compensation plans and equity based-plans as in effect and as adopted from time to time by the Board; provided that the Board shall retain the ultimate authority to interpret such plans.

f. Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

g. Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements on an as-needed basis.

h. Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

i. Annually review and approve for the Company’s executive officers: (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

j. Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

k. Produce a Committee report on executive compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

V.    Performance Evaluation

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee may also perform an annual evaluation of its own performance, which may compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee may be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.    Committee Resources

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or senior executive compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees when appropriate.

Appendix C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

OF

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(adopted July 15, 2004)

I.    Authority and Purpose

The Nominating and Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) to assist the Board in identifying qualified individuals to become Board members, consistent with criteria approved by the Board, to determine the composition of the Board and its committees, to recommend to the Board the director nominees for the annual meeting of shareholders, to establish and monitor a process of assessing the Board’s effectiveness, and developing and recommending to the Board and implementing a set of corporate governance principals and procedures applicable to the Company. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

II.    Committee Membership

The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of the Nasdaq Stock Market and the standards established by the Board from time to time.

Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

III.    Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board.

The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

The Committee shall meet at least twice each year. The Committee may establish its own schedule, which it will provide to the Board in advance. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice (or waiver of notice) as is required for special Board meetings in accordance with the Company’s Bylaws. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing. Any such actions by written consent shall be filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other person whose advice and counsel are sought by the Committee, to be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

IV.    Duties and Responsibilities

The following are the duties and responsibilities of the Committee, which may be modified from time to time by the Board:

1. Monitor the size and composition of the Board and committees of the Board.

2. Consider and make recommendations to the Board with respect to the nominations or elections of directors of the Company in connection with the slate of directors proposed for stockholder approval at annual meetings of stockholders and vacancies occurring on the Board from time to time, including vacancies resulting from an increase in the size of the Board, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board. The Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates.

3. Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include, among others: personal and professional integrity; demonstrated exceptional ability and judgment; broad experience in business, finance or administration; familiarity with the Company’s industry; ability to serve the long-term interests of the Company’s stockholders; and sufficient time available to devote to the affairs of the Company. The Committee shall also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by law, regulation or listing rules of the Nasdaq Stock Market (or other applicable regulatory agency).

4. Solicit periodic input from the Board and conduct a review of the effectiveness of the structure and operations of the Board.

5. Make recommendations to the Board concerning the appointment and removal of directors to committees of the Board and suggest rotations for chairpersons of committees as the Committee deems desirable from time to time.

6. Make recommendations to the Board regarding committee member qualifications, committee structure and operations, delegated responsibilities of the committees and revisions to the charter of each Board committee.

7. Evaluate and recommend any revisions to Board and committee meeting policies and logistics.

8. Review on an annual basis director compensation and benefits.

9. Administer the annual self-evaluation by the Board, share the evaluation results with the full Board and lead Board discussions and analysis thereof.

10. Develop orientation materials for new directors and corporate governance-related continuing education for all Board members.

11. Implement, evaluate and monitor compliance of the Company’s Code of Business Conduct and Ethics (the “Code”), promptly inform the Board of any non-compliance, and make recommendations to the Board regarding any revisions to the Code from time to time as appropriate.

12. Establish, implement and monitor the processes for effective communication between the Company’s stockholders and members of the Board.

13. Establish, implement and monitor the processes for consideration of stockholder proposals properly submitted in accordance with the provisions of the Bylaws.

14. Review all stockholders proposals properly submitted to the Company in accordance with the provisions of the Bylaws (including any proposal relating to the nomination of a member of the Board) and recommend to the Board appropriate action on each such proposal with input from an independent advisor and/or legal counsel, as appropriate.

15. Advise the Board periodically with respect to significant developments in the law and practice of corporate governance, with advice from legal counsel as appropriate, as well as the Company’s compliance with the Company’s corporate guidance guidelines and applicable laws and regulations, and make recommendations to the Board on all matters of corporate governance and on any corrective action to be take, as the Committee may deem appropriate.

16. Review, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and report to the Board regarding the same.

17. Oversee the management continuity process. Review and evaluate the succession plans relating to the Chief Executive Officer of the Company and make recommendations to the Board with respect to the selection of individuals to occupy such position.

IV.    Performance Evaluation

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee may also perform an annual evaluation of its own performance, which may compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee may be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report. In conducting this review, the Committee shall address all matters that it considers relevant to its performance.

V.    Committee Resources

The Committee shall be empowered, without the approval of the Board or management, to engage or compensate independent legal, accounting or other advisors as it determines necessary to carry out its duties; including the sole authority to retain and terminate any search firm to be used to identify director candidates and to approve such firm’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees when appropriate.

PROXY

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 23, 2004

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), to be held at the Hyatt Hotel, 17900 Jamboree Boulevard, Irvine, California, on Thursday, September 23, 2004, at 1:30 p.m. local time, or any adjournment thereof, and to vote the number of shares of Quantum’s Common Stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE BOARD AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS

☐	FOR both nominees listed below (except as marked to the contrary)

☐	WITHHOLD AUTHORITY to vote for both nominees listed below.

(To withhold authority for any individual nominee, strike a line through the nominee’s name on the list below.)

Alan P. Niedzwiecki

Dale L. Rasmussen

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as Quantum’s independent auditors for our current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxy agents named above are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Receipt of the Notice of Annual Meeting of Stockholders, Annual Report for the year ended April 30, 2004, and Proxy Statement dated August 25, 2004, is hereby acknowledged by the undersigned.

Dated:                                         , 2004

Signature

Name, typed or printed

Tax identification or social security number

Signature

Name, typed or printed

Tax identification or social security number

^ FOLD AND DETACH HERE ^

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marked, signed and returned your proxy card.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

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Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.